STATE OF WYOMING

                                 Office of the
                               Secretary of State






United States of America,
State of Wyoming               ss.



I, JOSEPH B. MEYER, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuances of this certificate have been fulfilled.


                             CERTIFICATE OF MERGER

                                       OF

                        BARBEQUE CAPITAL CORP. (NEVADA)
           merged into: CONSOLIDATED ENERGY, INC. (WYOMING) SURVIVOR


Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues this Certificate.



                                   IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Wyoming. Done at Cheyenne, the Capital, this 4tth day of OCTOBER A.D., 2002.



                                   /s/ Joseph B. Meyer
                                   Secretary of State

                                   By: /s/ Linda O'Neill